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                                                                     Exhibit 4.7


                   FINANCIAL SERVICES ACQUISITION CORPORATION




ROGER E. SCHWED                                                   March 26, 1997
Vice President and General Counsel
Direct Dial: (212) 748-8860
Direct Fax:  (212) 748-7979
E-Mail:  rschwed@ebi.com




Securities and Exchange Commission
Judiciary Plaza
450 Fifth Street, NW
Washington, D.C.  20549

Dear Sirs or Madams:

         This will confirm that Financial Services Acquisition Corporation (the "Company") will furnish to the Securities and Exchange Commission upon request copies of the following Notes:

          (i) Convertible Note dated 1st December, 1988 issued by Euro Brokers Holdings, Inc. and Euro Brokers Limited to MAG Investments Limited;

          (ii) Convertible Note dated December 1, 1986 issued by Euro Brokers Holdings, Inc., First Euro Brokers, Inc., and Euro Brokers (USA) Inc., to EBH Holding, Inc.

         The amount of each of the foregoing Notes does not exceed 10% of the total assets of the Company and its subsidiaries on a consolidated basis.

                                                     Very truly yours,



                                                     /s/ Roger E. Schwed








                                      FSAC

          Two World Trade Center, 84th floor, New York, New York 10048
                       Tel. 212-748-7000 Fax. 212-748-7329